EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2025 of Colliers International Group Inc. of our report dated February 20, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 2 incorporated by reference in this Annual Report on Form 40-F.

We also consent to the incorporation by reference in the Registration Statements on Forms F-10 (No. 333-277184) and S-8 (No. 333-279587) of Colliers International Group Inc. of our report dated February 20, 2026 referred to above. We also consent to the reference to us under the heading “Independent registered public accounting firm” in the Annual Information Form, filed as Exhibit 1 to this Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

February 20, 2026